Exhibit 99.1

SoundHound AI Reports 73% Q1 Revenue Growth to $11.6 Million; First Quarter Closes With $226 Million in Cash

Company Raises Full Year Revenue Outlook

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the first quarter 2024.

“Our first quarter sets the tone for 2024 as another year of strong growth for SoundHound. Voice AI is fast becoming a must-have tool for customer service, and that’s reflected in the demand we’re seeing for subscriptions,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “As an AI company, we combine our 20+ years of technology innovation and billions of customer interactions to create the best voice AI technology on the market. Across automotive and customer service, global brands are increasingly looking to us to provide an exceptional experience”

First Quarter Financial Highlights

●	Reported revenue was $11.6 million, an increase of 73% year-over-year
●	GAAP gross margin was 60%; non-GAAP gross margin was 66%
●	GAAP earnings per share was a loss of ($0.12); non-GAAP earnings per share was a loss of ($0.07)
●	GAAP net loss was ($33.0) million; non-GAAP net loss was ($19.9) million
●	Adjusted EBITDA was ($15.4) million
●	The consolidated results include the operational and transactional impacts from the acquisition of SYNQ3, which closed in the first quarter; non-GAAP metrics[1] exclude certain one-time transaction expenses, amortization of intangibles and fair value of contingent liabilities as described in more detail below.
●	Cumulative subscriptions & bookings backlog[2] customer metric was $682 million and grew by approximately 80% year over year
●	Annual run rate of over 4 billion queries, first quarter up more than 60% year-over-year
●	Strong cash balance of $226 million at the end of the first quarter

“We were pleased to start the year with a robust top line performance, in our strongest Q1 ever,” said Nitesh Sharan, CFO of SoundHound AI. “Our business momentum continues to accelerate with a growing pipeline across all businesses.”

First Quarter Business Highlights

Customer Service

●	The company closed the acquisition of SYNQ3 in the quarter. The combination creates the largest voice AI provider for restaurants with over 10,000 active locations.
●	Dynamic Interaction, SoundHound’s next generation drive thru AI interface, is now live with a top global QSR brand.
●	Agreements have also been executed with a number of other large QSR brands, including Church’s Chicken.
●	Applebee’s has expanded its use of voice AI ordering across multiple franchisees resulting in an additional 500 live locations.
●	Another major QSR with over 2,000 locations uses SoundHound’s AI for drive thru and continues to expand this to more locations as they add drive-thru capabilities.
●	SoundHound’s Smart Answering has extended the company’s customer service offering beyond restaurants, with new multi-location customers including a major Planet Fitness franchisee.

Automotive+

●	SoundHound partnered with NVIDIA to deliver in-vehicle voice-enabled generative AI responses that don’t require connectivity, with large language models running on NVIDIA DRIVE.
●	SoundHound Chat AI, the world’s first voice assistant with integrated generative AI continues to ramp with Stellantis. In addition to Opel, Peugeot, Vauxhall and DS Automobiles, announcements were made by Alfa Romeo, and Lancia.
●	Stellantis’s DS Automobiles became the first vehicle on the road in Japan with voice-enabled generative AI, via SoundHound Chat AI.
●	Signed a multi-year agreement to license our software with a large broadcaster and telecommunications company that provides television, internet, fixed line and mobile telephone services to consumers and businesses in Austria, Germany, Ireland, Italy and the UK.
●	Later this summer another prominent US-based EV maker will go live into production with SoundHound voice assistants across its full fleet of market-leading vehicles.
●	A new deal with a leading Asian electric car manufacturer to embed SoundHound’s software into its expanding lineup of affordable luxury cars.

Other partnerships

●	SoundHound partnered with Perplexity to bring cutting-edge online LLMs to SoundHound Chat AI. This will expand the type and complexity of the questions the assistant is able to answer across phones, cars, and IoT devices.
●	The company joined ARM’s partner program where it anticipates being able to showcase new advancements of its leading voice AI platform.

1)	Please see table below for a reconciliation from GAAP to non-GAAP.

2)	See section ‘Certain Defined Terms’ at the end of this press release for additional information.

First Quarter 2024 Financial Measures1

Three Months Ended (thousands, except per share data)	March 31, 2024	March 31, 2023[2]	Change
Revenues	$11,594	$6,707	73%
GAAP gross profit	$6,925	$4,731	46%
Non-GAAP gross profit	$7,598	$4,846	57%
GAAP gross margin	59.7%	70.5%	-10.8 pp
Non-GAAP gross margin	65.5%	72.3%	-6.8 pp
GAAP operating loss	$(28,529)	$(25,203)	-13%
Non-GAAP adjusted EBITDA	$(15,404)	$(14,914)	-3%
GAAP net loss	$(33,009)	$(27,430)	-20%
Non-GAAP net loss	$(19,884)	$(17,141)	-16%
GAAP net loss per share	$(0.12)	$(0.14)	0.02
Non-GAAP net loss per share	$(0.07)	$(0.08)	0.01

1)	Please see table below for a reconciliation from GAAP to non-GAAP.

2)	Note: the Company identified corrections related to historical financial transactions for certain prior periods, which have been revised. These amounts were primarily related to other income and expenses. Specifically, general and admin was adjusted by $165 and net loss, which further included the result of changes to other income and expenses by $896, was impacted by $1,061 for the period ending March 31, 2023. Further details will be provided when the company’s 10-Q is filed.

Liquidity and Cash Flows

The company’s total cash was $226 million at March 31, 2024.

Condensed Cash Flow Statement

Three Months Ended (thousands)	March 31, 2024	March 31, 2023
Cash flows:
Net cash used in operating activities	$(21,948)	$(14,540)
Net cash used in investing activities	(3,788)	(15)
Net cash provided by financing activities	142,698	51,641
Effects of exchange rate changes on cash	103	-
Net change in cash and cash equivalents	$117,065	$37,086

Business Outlook

SoundHound updates full year 2024 revenue outlook to be in a range of $65 to $77 million.

Additional Information

For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when we file our 10-Q. The financial data presented in this press release should be considered preliminary until the company files its 10-Q.

The company will hold its Annual Shareholder Meeting on June 12, 2024 and more information can be found here: Annual Meeting.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.

About SoundHound AI

SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Drive-Thru, an AI-powered multimodal food ordering solution. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses. www.soundhound.com

Forward Looking Statements and Other Disclosures

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, the potential utility of and market for our products and services, our ability to achieve revenue from our cumulative bookings backlog and subscription bookings backlog, and guidance for financial results for 2024. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our ability to develop the bespoke products and services required under the contracts included in our bookings backlog and subscription backlog, including, but not limited to, our ability to convert customer adoption of Smart Ordering into realized revenue, our ability to predict or measure supply chain disruptions at our customers, our market opportunity and our ability to acquire new customers and retain existing customers, unexpected costs, charges or expenses resulting from the acquisition of SYNQ3, the ability of the SYNQ3 acquisition to be accretive on the company’s financial results, the timing and impact of our growth initiatives, level of product service failures that could lead our customers to use competitors’ services, our ability to predict direct and indirect customer demand for our existing and future products, our ability to hire, retain and motivate employees, the effects of competition, including price competition within our industry segment, technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment, developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Certain Defined Terms

Cumulative Subscriptions & Bookings Backlog, includes our bookings backlog and subscriptions backlog in one holistic metric. Cumulative bookings backlog is derived from committed customer contracts and takes into account the prior quarter end balance of bookings backlog plus new bookings in the current quarter minus associated revenue recognized from bookings from prior periods. Subscriptions backlog refers to potential revenue achievable for the company with current customers where the company is the leading or exclusive provider, and assuming a 4-year ramp up during which time our technologies are being implemented and assuming a successful full roll out of our technologies over a total 5-year duration. Reasonable assumptions about adoption percentages are included, with lower percentages applied to pilot and proof-of-concept customers.

Non-GAAP Measures of Financial Performance

To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share.

The company believes that providing this non-GAAP information in addition to the GAAP financial information, allows investors to view the financial results in the way the company views its operating results. The company also believes that providing this information allows investors to not only better understand the company’s financial performance, but also, better evaluate the information used by management to evaluate and measure such performance.

As such, the company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides the reader with useful supplemental information that allows for greater transparency in the review of the company’s financial and operational performance.

We define the company’s non-GAAP measures by excluding certain items:

We arrive at non-GAAP gross profit and non-GAAP gross margin by excluding (i) amortization of intangibles (including acquired intangible assets) and (ii) stock-based compensation.

We arrive at adjusted EBITDA by excluding (i) total interest and other income/(expense), net, (ii) income taxes, (iii) depreciation and amortization expense (including acquired intangible assets), (iv) stock-based compensation, (v) restructuring expense, (vi) change in fair value of contingent consideration for business acquisition, and (vii) acquisition-related costs.

We arrive at non-GAAP net loss and non-GAAP net loss per share by excluding (i) depreciation and amortization expense (including acquired intangible assets), (ii) stock-based compensation, (iii) restructuring expense, (iv) change in fair value of contingent consideration for business acquisition, and (v) acquisition-related costs.

Reconciliations of GAAP to these adjusted non-GAAP financial measures are included in the tables below. When analyzing the company’s operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

To the extent that the Company presents any forward-looking non-GAAP financial measures, the Company does not present a quantitative reconciliation of such measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to do so.

First Quarter Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended (thousands)	March 31, 2024	March 31, 2023
GAAP gross profit[1]	$6,925	$4,731
Adjustments:
Amortization of Intangibles	521	-
Stock-based compensation	152	115
Non-GAAP gross profit	$7,598	$4,846
GAAP gross margin	59.7%	70.5%
Non-GAAP gross margin	65.5%	72.3%

1)	GAAP gross profit is calculated by subtracting the cost of revenues from revenues.

First Quarter Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)	March 31, 2024	March 31, 2023
GAAP net loss	$(33,009)	$(27,430)
Adjustments:
Interest and other income/(expense), net[1]	4,185	1,898
Income taxes	295	329
Depreciation and amortization	1,471	708
Stock-based compensation	6,979	5,996
Restructuring	-	3,585
Change in fair value of contingent acquisition liabilities	4,162	-
Acquisition-related expenses	513	-
Non-GAAP adjusted EBITDA	$(15,404)	$(14,914)

1)	Includes other income/(expense) of $1.5 and $(0.8) million for the three months ended March 31, 2024 and 2023, respectively.

First Quarter Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Three Months Ended (thousands)	March 31, 2024	March 31, 2023
GAAP net loss	$(33,009)	(27,430)
Adjustments:
Depreciation and amortization	1,471	708
Stock-based compensation	6,979	5,996
Restructuring	-	3,585
Change in fair value of contingent acquisition liabilities	4,162	-
Acquisition-related expenses	513	-
Non-GAAP net loss	$(19,884)	(17,141)
GAAP net loss per share[1]	(0.12)	(0.14)
Adjustments	0.05	0.06
Non-GAAP Net loss per share[1]	(0.07)	(0.08)

1)	Weighted average common shares outstanding (basic and diluted) for the three months ended March 31, 2024 and March 31, 2023 were 286,596,559 and 205,082,328, respectively.

Investors:

Scott Smith

408-724-1498

IR@SoundHound.com

Media:

Fiona McEvoy

415-610-6590

PR@SoundHound.com